Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned hereby certifies, in his capacity as an officer of Watson Wyatt & Company Holdings (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•      The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•      The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:       May 7, 2004

/s/ John J. Haley
John J. Haley

President and Chief Executive Officer

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Watson Wyatt & Company Holdings and will be retained by Watson Wyatt & Company Holdings and furnished to the Securities and Exchange Commission or its staff upon request.